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EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-35035, 33-40730, 33-59979, 333-45869, 333-103573, 333-59516, 333-38378 and 333-122628) and Form S-3 (333-120776) of Molson Coors Brewing Company of our report dated February 25, 2005, relating to the financial statements of Coors Canada (A Partnership), which appear in this Annual Report on Form 10-K/A.

PricewaterhouseCoopers LLP

Chartered Accountants
Toronto, Canada
April 18, 2005

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CONSENT OF INDEPENDENT AUDITORS